UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Foot Locker, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

To Participants in the Foot Locker 401(k) Plan or the
Foot Locker Puerto Rico 1165(e) Plan

IMPORTANT INFORMATION REGARDING THE 2008 ANNUAL MEETING OF
SHAREHOLDERS OF FOOT LOCKER, INC. TO BE HELD ON MAY 21, 2008

     You are receiving the enclosed materials as a participant in the Foot Locker 401(k) Plan or the Foot Locker Puerto Rico 1165(e) Plan in connection with the Foot Locker, Inc. Annual Meeting of Shareholders to be held on May 21, 2008. The enclosed proxy card covers only those Foot Locker shares that you hold through the 401(k) Plan or the 1165(e) Plan.

     If you own shares of Foot Locker stock in your own name or through a bank or brokerage account, you will separately be receiving in the mail a “Notice of Internet Availability of Proxy Materials (the “Foot Locker Notice”) with respect to those shares. The Foot Locker Notice contains instructions on how to access and read the Company’s 2008 Proxy Statement and 2007 Annual Report/Form 10-K on the Internet and to vote online. The Foot Locker Notice is part of a new procedure approved by the Securities and Exchange Commission that allows companies to furnish their proxy materials to shareholders over the Internet.

     Since you may receive the Foot Locker Notice in addition to the enclosed printed copy of the proxy materials, it is important that you vote the shares covered by the enclosed proxy card and Foot Locker Notice.

     If you have any questions, please contact Sheilagh Clarke in the New York Office at 212-720-4477 or sclarke@footlocker.com.

April 11, 2008